Exhibit 99.1

Heritage Insurance Holdings Provides Estimated Third Quarter 2023 Catastrophe Losses

TAMPA, Fla., October 4, 2023 — Heritage Insurance Holdings, Inc. (NYSE: HRTG) (“Heritage” or the “Company”), a super-regional property and casualty insurance holding company, today announced that its estimated retained catastrophe losses for the third quarter of 2023 were approximately $40.0 million.

The catastrophe losses during the quarter stem from the Maui Wildfire, which represents the majority of the retained catastrophe loss amount, and Hurricane Idalia. Losses from the Maui Wildfire include a modest amount of reinsurance recoveries from the Per Risk reinsurance program, while losses from Hurricane Idalia were fully retained.

“Our top commitment is to our policyholders, and our thoughts go out to all affected by these major events,” commented Heritage CEO Ernie Garateix. “We are experienced and prepared to assist our policyholders following catastrophic events and have every confidence in our ability to achieve our long-term strategic and financial goals, while ensuring our claims are handled in a fair and timely manner.”

About Heritage

Heritage Insurance Holdings, Inc. is a super-regional property and casualty insurance holding company. Through its insurance subsidiaries and a large network of experienced agents, the Company writes approximately $1.3 billion of gross personal and commercial residential premium across its multi-state footprint.

Forward-Looking Statements and Disclaimers

The preliminary, unaudited financial estimates contained in this press release are based on information available to management as of the date of this press release, remain subject to the completion of normal quarter-end accounting procedures and adjustments, and are subject to change. The Company’s independent registered public accounting firm has not completed its review of the Company’s results for the quarter ended September 30, 2023. During the course of the preparation of the Company’s consolidated financial statements and related notes, and completion of its financial close and procedures for the three months ended September 30, 2023, adjustments to the preliminary estimates may be identified, and such adjustments may be material. In addition, other developments may arise between now and the time the financial statements for the three months ended September 30, 2023 are finalized. The Company undertakes no obligation to update the information in this press release in the event facts or circumstances change after the date of this press release.

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. Forward-looking statements in this press release include management’s estimates of certain third quarter 2023 financial results and the Company’s ability to achieve its long-term strategic and financial goals. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include the matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 13, 2023, and subsequent filings. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Investor Contact:

Kirk Lusk

Chief Financial Officer

klusk@heritagepci.com

investors@heritagepci.com

Mike Houston and Zack Mukewa

Investor Relations

Lambert

HRTG@lambert.com